UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive

Suite 200

Chicago, Illinois 60606

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 30, 2008, the Board of Directors (the “Board”) of Neutral Tandem, Inc. (the “Company”) voted to increase the size of the Board from six to seven members and to appoint G. Edward Evans as a new director to fill the vacancy created by such increase, effective immediately. Mr. Evans was also appointed to serve on the Audit Committee and Compensation Committee of the Board. For a complete listing of the Company’s Board of Directors, and the committees on which they serve, refer to the investor relations page of the Company’s website at www.neutraltandem.com.

Mr. Evans currently serves as Chairman and Chief Executive Officer of Stelera Wireless, a leader in deploying broadband services to rural markets throughout the United States. Previously, Mr. Evans was CEO and Chairman of Syniverse Holdings, Inc. (NYSE:SVR). Mr. Evans was elected Syniverse’s chairman of the board in February 2005 after having served as a director since February 2002. He served as chief executive officer from February 2002 until January 2006, at which time he stepped down from the position. Mr. Evans remained Chairman of the board until January of 2007. From January 1997 to January 2002, Mr. Evans was with Dobson Communications Corporation, first as president of its cellular subsidiaries and then as president and chief operating officer of the organization. Today Mr. Evans serves on the boards of Solix, CTIA – The Wireless Association, Carolina West Wireless, and the Network Reliability and Interoperability Commission, an advisory committee to the FCC. He holds a master’s degree in business administration from Georgia State University.

In connection with his appointment to the Board Mr. Evans will receive an annual cash retainer fee of $25,000, which amount will be pro-rated for Mr. Evan’s board service during the remainder of 2008. In addition, on the date of his appointment, Mr. Evans was granted a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $17.60 per share, the closing market price of the Company’s common stock on the date of grant. One quarter of these options are scheduled to vest on October 30, 2009, with the remaining options scheduled to vest on a monthly basis over the subsequent 36 months. Furthermore, the Company will indemnify Mr. Evans and reimburse Mr. Evans for business expenses pursuant to the policies described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 25, 2008.

A copy of the press release, dated as of October 31, 2008, announcing the election of Mr. Evans to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

/s/ Robert M. Junkroski
Date: October 31, 2008	Name:	Robert M. Junkroski
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 31, 2008